                                                                    EXHIBIT 10.3

This Agreement is made between:

(1) THE ASSOCIATED OCTEL COMPANY LIMITED having its registered office at Suite 2, 4th Floor, Berkeley Square House, Berkeley Square, London, W1X 6DT, England ("Buyer"); and,

(2) GREAT LAKES CHEMICAL (EUROPE) LIMITED having its registered office at Groat Avenue, Aycliffe Industrial Estate, Newton Aycliffe, Durham, DL5 5HA ("Seller").

WHEREAS:

A) Buyer is in need of ethylene dibromide conforming to the specification set out in Appendix 1 ("Product") for the manufacture of lead alkyl antiknock compound and EDDS; and,

B) Seller desires to supply the Product to Buyer in accordance with this Agreement; and,

C) Buyer desires to purchase the Product from Seller in accordance with this Agreement;

NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES, THE UNDERTAKINGS OF THE PARTIES PURSUANT TO THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, IT IS AGREED AS FOLLOWS:

1.       TERM

         1.1 The term of this Agreement shall commence on the Distribution Date (as defined in the Transfer and Distribution Agreement), and shall end on the third anniversary of the Distribution Date, (the Initial Term); provided, however, that Buyer may, upon written notice to Seller on or before the second anniversary of the Distribution Date, elect to extend the term of this Agreement for an additional year until the fourth anniversary of the Distribution Date and, having done so, Buyer may, upon written notice to Seller on or before the third anniversary of the Distribution Date, elect to extend the term of this Agreement for an additional year until the fifth anniversary of the Distribution Date (such additional periods to be hereinafter referred to as the Extended Term). In this Agreement, the Initial Term and any Extended Term are sometimes collectively referred to as the Term.

2.       QUANTITY

         2.1 The quantities to be purchased by Buyer during the Initial Term and any Extended Term(s) are set forth in Appendix 2.

3.       QUALITY

The Associated Octel Co. Ltd. and Great Lakes Chemical (Europe) Ltd. Agreement for Supply of Ethylene Dibromide
2 of 11

         3.1 All Product supplied shall conform to the specification shown in Appendix 1 or any other specification substituted by written agreement between the parties, as determined by the analytical methods shown in Appendix 1 or by any other analytical methods substituted by written agreement between the parties ("the Product Specification").

         3.2 Each separate lot of Product supplied shall be in a homogenous state immediately prior to being delivered.

         3.3 All Product delivered shall be accompanied by a certificate of analysis signed and dated on behalf of the Seller showing the lot number, order number and quality parameters as defined in Appendix 1.

         3.4 Buyer shall, at Buyer's expense and upon giving reasonable notice to Seller, have the right to inspect Seller's quality assurance procedures as a quality assurance audit.

         3.5 Seller shall not make any change in process, facilities, or raw materials used to manufacture Product in accordance with ISO procedures except with the prior consent of Buyer, which consent shall not be unreasonably withheld.

4.       INSPECTION AND LIABILITY LIMITATION

         4.1 Promptly after receiving each shipment of Product, Buyer shall examine such Product for any damage, defect, non-conformance or shortage. Buyer shall notify Seller within thirty (30) days of receipt of Product if the Product does not comply with the Product Specification and Seller shall, upon Buyer's request and as soon as reasonably possible, replace the non-conforming Product with Product meeting the Product Specification. Failure of Buyer to notify Seller within the thirty (30) day period of non-conformity with such specification shall constitute irrevocable acceptance of Product by Buyer and shall ban Buyer from making any claim that such Product is non-conforming in any respect (under any theory, including without limitation, negligence, strict liability, contract, warranty or otherwise).


         4.2 Except for breaches of the warranties in Sections 12, Buyer's exclusive remedy shall be for damages, and Seller' total liability for any and all losses and damages arising out of any cause whatsoever under this

The Associated Octel Co. Ltd. and Great Lakes Chemical (Europe) Ltd. Agreement for Supply of Ethylene Dibromide
3 of 11

                  Agreement (whether such cause be based in contract, negligence, strict liability, other tort or otherwise) shall not exceed the price under this Agreement for the quantity of Product in respect to which such cause arises, or at Seller's option, the replacement of such Product, and in no event shall Seller be liable for incidental, consequential or punitive damages resulting from any such cause.

         4.3 If either Party furnishes technical or other advice to the other Party, whether or not at the request of the Party receiving the technical or other advice, with respect to processing, further manufacture, other use or resale of the Products, the Party supplying the advice shall not be liable for, and the Party receiving the advice assumes all risk of, such advice and the results which flow from it.

         4.4 Subject to this section 4 and unless otherwise expressly provided herein, Great Lakes warrants title to the Product and that the Product conforms to the specifications set forth on Appendix 1. Subject to the preceding sentence, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, OR ANY OTHER MATTER WITH RESPECT TO THE PRODUCT, whether the Product is used alone or in combination with any other material.

5.       PRICES

         5.1 The price for Product shall be calculated as described in Appendix 3.

         5.2 The pricing shown on Appendix 3 does not include value added tax now or hereafter levied which shall be for Buyer's account. Neither Party shall be liable for any tax imposed upon the other Party's income or privilege of doing business.

6.       PURCHASE ORDERS

         6.1 Buyer shall purchase Product from Seller as evenly as possible during the course of each year consistent with Buyer's needs. Buyer shall place written orders on Seller for Product not less than thirty days before the required delivery date and Seller shall deliver such Product in accordance with Buyer's orders and this paragraph 6.1. Seller's maximum delivery obligation is set forth in section App. 4.1 of Appendix 4.

7.       DELIVERIES

The Associated Octel Co. Ltd. and Great Lakes Chemical (Europe) Ltd. Agreement for Supply of Ethylene Dibromide
4 of 11

         7.1 Seller shall deliver Product in road tankers or ISO containers supplied by Seller.

         7.2 Delivery shall be made DDP (Incoterms, 1990) at Buyer's plant at Ellesmere Port. Title shall pass upon delivery. The parties recognize that Buyer will need to perform quality control tests on delivered Product and that delays associated with these tests may result in demurrage costs. Buyer shall conduct its quality control tests as expeditiously as possible in order to minimize such costs.

8.       INVOICES

         8.1 Invoices shall be submitted to Buyer at P.O. Box 17, Oil Sites Road, Ellesmere Port, South Wirral, L65 4HF, England or such other address as Buyer shall notify to Seller.

9.       TERMS OF PAYMENT

         9.1 Payment shall be made on or before the 30th day of the month following the month of invoice by electronic transfer to a bank account nominated in writing by Seller to Buyer.

10.      ADDITIONAL MATTERS

         10.1 Buyer and Seller shall have the rights described in section App. 4.2 of Appendix 4.

         10.2 Buyer and Seller shall have the rights set forth in section App. 4.3 of Appendix 3.



11.      CHLORINE PRODUCT CREDIT

         11.1 Seller shall pay to Buyer the chlorine product credit as described in section App. 4.4 of Appendix 4.

12.      INTELLECTUAL PROPERTY RIGHTS

The Associated Octel Co. Ltd. and Great Lakes Chemical (Europe) Ltd. Agreement for Supply of Ethylene Dibromide
5 of 11


         12.1 Seller warrants to Buyer that the manufacture and delivery of Product will not infringe any patent, trademark, copyright, trade secret or other intellectual property rights of any third party in any jurisdiction. Buyer warrants to Seller that use, reuse, further manufacture, sale or resale of the Product will not infringe the patent, trademark, copyright, trade secret or other intellectual property rights of any third party in any jurisdiction. Each Party (the Indemnifying Party) shall defend, indemnify, and save harmless the other Party, its Affiliates, and their respective officers, directors and employees from and against any loss, damage, liability or expense (including attorneys fees) arising from any breach of either of the foregoing warranties made by the Indemnifying Party.

13.      FORCE MAJEURE

         13.1 Seller's failure or inability to make, or Buyer's failure or inability to take or be able to use, any delivery or deliveries when due, or the failure or inability of either party to effect timely performance of any other obligation required of it hereunder, if caused by a "force majeure" as hereinafter defined, shall not constitute a default hereunder or subject the party affected by the force majeure to any liability to the other; provided, however, that such excuse for the force majeure shall only apply if (a) the party so affected shall promptly notify the other of the existence thereof, of its expected duration, and of the estimated effect thereof upon its ability to perform its obligations hereunder, and (b) such party proceeds in a commercially reasonable manner to overcome the same promptly. Such party shall promptly notify the other party when such force majeure circumstance has ceased to affect its ability to perform its obligations hereunder. The party affected by force majeure shall discuss with the other party the likely duration of the force majeure event, shall reasonably cooperate with the other party to mitigate the impact on such other party, and shall keep the other party reasonably apprised of matters relating to the force majuere. The quantity to be delivered hereunder shall be reduced to the extent of the deliveries omitted for such cause or causes, unless both parties agree that the total quantity to be delivered hereunder shall remain unchanged. To the extent Seller is legally able to do so (under then applicable law and the terms and conditions of agreements to which the Seller is then subject), Seller shall preferentially allocate available Product to Buyer vis-a-vis other customers. During the time that Seller is unable to make deliveries or otherwise perform, it shall not be obligated to procure any quantity of Product from any alternate producer or supplier; provided, however, that Seller shall use commercially reasonable efforts to obtain Product from alternate producers or suppliers.

The Associated Octel Co. Ltd. and Great Lakes Chemical (Europe) Ltd. Agreement for Supply of Ethylene Dibromide
6 Of 11


                  If, despite such commercially reasonable efforts, Seller is unable to obtain Product from alternate producers or suppliers, Buyer shall be excused, to the extent of Seller's inability, and for the duration of the force majeure event, from the obligation under Appendix 2 to purchase specific quantities from Seller. As used herein, the term "force majeure" shall mean and include any act of God, nature or the public enemy; accident; explosion; operational malfunction or interruption; fire; storm; earthquake; flood; drought; perils of the sea; strikes; lockouts or labor disputes; riots; sabotage; embargo; war (whether or not declared and whether or not the United Kingdom is a participant); legal restriction or limitation or compliance therewith; failure or delay of transportation; shortage of, or inability to obtain, raw materials, supplies, equipment, fuel, power, labor, or other operational necessity; interruption or curtailment of power supply; or any other circumstance beyond the reasonable control of the party affected thereby. A party shall not be required to resolve labor disputes, or disputes with suppliers of raw materials, supplies, equipment, fuel or power, except in accordance with such party's business judgment as to its best interest.

14.      TERMINATION

         14.1 Either Party shall have the right to terminate this Agreement effective upon written notice to the other Party (the Defaulting Party) if one or more of the following described events of default shall occur:

                  14.1.1 the Defaulting Party shall fail to materially comply with any term or requirement contained in this Agreement and such failure to comply shall not have been cured thirty (30) days after written notice thereof to the Defaulting Party provided, however, that: (1) for material failures to comply other than failure to supply Product conforming to the Product Specification, if the failure to comply cannot be cured within thirty days, this Agreement shall not be subject to termination under this provision if the Defaulting Party commences, and thereafter diligently pursues, a cure within the thirty day period; (2) if the material failure to comply is a failure of Seller to provide Product conforming to the Product Specifications and Seller is unable to cure within thirty days, if Seller commences, and thereafter diligently pursues a cure within the thirty day period, this Agreement shall not be subject to termination for an additional period of up to thirty days but, if Seller is unable to cure during this sixty day period, Buyer shall be entitled to terminate

The Associated Octel Co. Ltd. and Great Lakes Chemical (Europe) Ltd. Agreement for Supply of Ethylene Dibromide
7 Of 11


                                    effective on the sixty first day; and, (3) no advance written notice or opportunity to cure shall be necessary in order to terminate this Agreement pursuant to Sections 14.1.2 through 14.1.7; or

                  14.1.2 the filing by the Defaulting Party of a voluntary petition in bankruptcy or a voluntary petition or answer seeking reorganization, rearrangement or readjustment of its debts or for any other relief under the bankruptcy or insolvency act or law of any jurisdiction, now or hereafter existing, or any other agreement by the Defaulting Party indicating consent to, approval or acquiescence in, any such petition or proceeding; or

                  14.1.3 the application by the Defaulting Party or the consent or acquiescence of the Defaulting Party in the appointment of a receiver or trustee for all or a substantial part of any of its properties; or

                  14.1.4 the making by the Defaulting Party of a general assignment for the benefit of creditors; or

                  14.1.5 the inability of the Defaulting Party or the admission of the Defaulting Party in writing of its inability to pay its debts as they mature; or

                  14.1.6 the filing of an involuntary petition against the Defaulting Party seeking reorganization, rearrangement or readjustment of its debts, or for any other relief under the bankruptcy or insolvency act or law of any jurisdiction, now or hereafter existing, or the involuntary appointment of a receiver or trustee of the Defaulting Party for all or a substantial part of its property or assets, or the issuance of a warrant of attachment or execution of similar process against a substantial part of the property of the Defaulting Party and the continuance of such for sixty (60) days undismissed or undischarged; provided, however, that in the event of an appointment of a receiver or trustee, this Agreement shall not terminate if the receiver or trustee agrees to assume the Defaulting Party's liabilities and obligations under this Agreement; or

                  14.1.7 The assignment by the Defaulting Party of this Agreement to or

The Associated Octel Co. Ltd. and Great Lakes Chemical (Europe) Ltd. Agreement for Supply of Ethylene Dibromide
8 of 11

                                    any of its rights under this Agreement in violation of Section 18.

         14.2 Rights Surviving Termination. The termination of this Agreement shall not affect the rights and liabilities of either Party arising during the period in which the Agreement was in effect or release either from the obligation to pay arising under this Agreement.

15.      ENTIRE AGREEMENT; MODIFICATION

         15.1 This Agreement constitutes the entire understanding between the parties and there are no other agreements or understandings, written or oral, between the parties with respect to the subject matter of this Agreement.

         15.2 The Parties contemplate that, from time to time during the term of this Agreement, either or both of the Parties will utilize various documents in order to conveniently facilitate the purchase and delivery of Product, and that these documents (including, but not limited to, purchase orders, delivery orders and negotiable and non-negotiable instruments of title) may include terms and conditions different from those of this Agreement. The Parties agree that these documents shall not modify the terms and conditions of this Agreement, and that terms and conditions contained in such documents which purport to modify this Agreement shall have no force or effect. The Parties also contemplate that there will be routine dealings between their employees. Each party acknowledges that the employees of the other party have no authority to waive, modify or interpret this Agreement. Each party agrees that statements, representations, warranties and promises of the other party's employees supplemental to, or varying from, the terms and conditions of this

                  Agreement shall not be binding and each party shall conduct its business without reliance upon or regard to such statements, representations, warranties and promises.

         15.3 This Agreement may be modified only by a written document signed by both of the Parties which specifically references this Section 15 and this subsection 15.3 cannot be orally waived or modified.

16.       WAIVER

         16.1 No waiver, acquiescence or forbearance by either party hereto of any breach or default this Agreement, and no course of conduct or dealings between the parties which varies from the terms and conditions of this Agreement, shall: (i) be deemed a waiver as to any subsequent and/or

The Associated Octel Co. Ltd. and Great Lakes Chemical (Europe) Ltd. Agreement for Supply of Ethylene Dibromide
9 of 11

                  similar breach or default by either party; or, (ii) constitute or be deemed a modification of this Agreement; or, (iii) affect the rights or obligations of the parties under this Agreement in any way.

17.      INDEMNITY

         17.1 Except as provided in Section 4, Buyer shall defend, indemnify and hold Seller, its Affiliates and their respective officers, employees, affiliates, successors or assigns, harmless from and against any and all suits, claims, losses, liabilities, demands, judgments, costs, fines, penalties or expenses (including, without limitation, attorneys' fees) with respect to bodily injury, personal injury, property damage or economic injury sustained by any person and resulting or arising, or allegedly resulting or arising, directly or indirectly, from the sale, transportation, possession, processing, treatment, storage, disposal, further manufacture, use, other reuse or resale of the Product delivered to Buyer by Seller or any other product, incorporating the Product. This provision shall survive expiration or other termination of this Agreement and shall be unlimited in amount.

18.      ASSIGNABILITY

         18.1 Neither party shall without the consent in writing of the other party assign any of its rights or obligations arising from this Agreement, such consent not to be unreasonably withheld or delayed.



19.      NOTICES

         19.1 Notices and other communications sent by either party to the other in pursuance of the provisions of this Agreement shall be in writing and shall be sent to the recipient at the address shown above as its registered office or at such other address as either party may notify the other in writing is to be substituted as the address of the notifying party. Where Buyer is the recipient copies shall also be sent to Buyer at P.O. Box 17, Oil Sites Road, Ellesmere Port, South Wirral, L65 4HF, England, to the attention of both the Purchasing Manager and the Company Secretary. The copy to the Company Secretary shall be sent by facsimile to 151-356-6298 or such other number as may be notified from time to time.

20.      INTERPRETATION

         20.1 The headings of the clauses of this Agreement have been inserted for

The Associated Octel Co. Ltd. and Great Lakes Chemical (Europe) Ltd. Agreement for Supply of Ethylene Dibromide
10 Of 11


                  convenience only and they shall not affect its interpretation.

21.      DISPUTES

         21.1 Any disputes between the parties arising out of or in connection with this agreement shall be referred to the chief executive officers of the parties (or their nominees) for resolution. Failing such resolution, such disputes shall be settled by alternative dispute resolution or arbitration, if both parties agree to such a course, but failing agreement such disputes shall be settled by the English courts applying English Law.

The Associated Octel Co. Ltd. and Great Lakes Chemical (Europe) Ltd. Agreement for Supply of Ethylene Dibromide
11 of 11

On behalf of THE ASSOCIATED OCTEL COMPANY LIMITED


Signature:__________________________________

Name:_______________________________________

Position:___________________________________

Date:_______________________________________



On behalf of GREAT LAKES CHEMICAL (EUROPE) LIMITED

Signature:__________________________________

Name:_______________________________________

Position:___________________________________

Date:_______________________________________